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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of FedEx Corporation for the registration of $1,600,000,000 of notes and to the incorporation by reference therein of our reports dated June 23, 2003, with respect to the consolidated financial statements and schedule of FedEx Corporation and Federal Express Corporation included in each company's Annual Report (Form 10-K) for the year ended May 31, 2003, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Memphis, Tennessee
June 18, 2004